Exhibit 3.20

FIRST AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

CHENIERE CREOLE TRAIL PIPELINE, L.P.

This First Amendment (this “Amendment”) to Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership (the “Partnership”), dated April 1, 2008, is adopted, executed and agreed to, for good and valuable consideration, by the Partners. (All capitalized terms used but not defined herein shall have the meanings therefore set forth in the Original Agreement (as defined below).)

RECITALS

WHEREAS, the Partners entered into that certain Agreement of Limited Partnership of the Partnership in March 2006 (the “Original Agreement”); and

WHEREAS, the Partners hereby desire to amend the Original Agreement (i) to clarify language regarding the ability of a Limited Partner to transfer its Interests, (ii) to provide for the certification of Interests and (iii) to add Uniform Commercial Code Article 8 opt-in language;

NOW, THEREFORE, in consideration of the premises, and the terms, covenants and conditions set forth herein, it is hereby agreed as follows:

AGREEMENTS

1. Amendments. The Original Agreement is hereby amended as follows:

a. Section 8.2 of the Original Agreement is hereby amended by substituting the following for the word “and” appearing immediately prior to romanette (iii) appearing therein: “or”.

b. Article III of the Original Agreement is hereby amended by adding the following Section 3.8 at the end thereof:

3.8 Article 8 Opt-In. The Partnership hereby irrevocably elects that each Interest in the Partnership shall constitute and shall remain a “Security” (A) within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) to the extent permitted under applicable laws, the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and (B) governed by Article (or Chapter) 8 of any such Uniform Commercial Code applicable thereto. Notwithstanding any provision of this

Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling. This Section 3.8 shall not be amended, and any purported amendment to this Section 3.8 shall not take effect, prior to (a) the surrender for cancellation of all outstanding Interest Certificates issued under Section 3.9 and (b) receipt of a consent with respect to such amendment from the Collateral Agent under that certain Pledge Agreement, dated April L.J. 2008, among Cheniere LNG Holdings, LLC, the Limited Partner, the General Partner and Credit Suisse, Cayman Islands Branch (the “Pledge Agreement”) or the termination of the Pledge Agreement in accordance with its terms.

c. Article III of the Original Agreement is hereby further amended by adding the following Section 3.9 at the end thereof:

3.9 Certificates. (a) Upon the issuance of Interests in the Partnership to any Person in accordance with the provisions of this Agreement, the Partnership shall issue one or more certificates in the name of such Person substantially in the form of Exhibit D hereto (an “Interest Certificate”), which evidences the ownership of the Interests in the Partnership of such Person. Each such Interest Certificate shall be denominated in terms of the percentage of the Interests in the Partnership evidenced by such Interest Certificate and shall be signed by two officers of the General Partner.

(b) The Partnership shall maintain books for the purpose of registering the transfer of Interests. In connection with a transfer in accordance with this Agreement of any Interests in the Partnership, the Interest Certificate(s) shall be delivered to the Partnership for cancellation, and the Partnership shall thereupon issue a new Interest Certificate to the transferee evidencing the Interests that were transferred and, if applicable, the Partnership shall issue a new Interest Certificate to the transferor evidencing any Interests registered in the name of the transferor that were not transferred.

(c) Each Interest Certificate evidencing Interests in the Partnership shall bear the following legend: “EACH INTEREST IN THE PARTNERSHIP SHALL CONSTITUTE AND SHALL REMAIN A “SECURITY” (A) WITHIN THE MEANING OF (I) SECTION 8-102(A)(15) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATES OF DELAWARE AND NEW YORK AND (II) TO THE EXTENT PERMITTED UNDER APPLICABLE LAWS, THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE

JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995 AND (B) GOVERNED BY ARTICLE (OR CHAPTER) 8 OF ANY SUCH UNIFORM COMMERCIAL CODE APPLICABLE THERETO. NOTWITHSTANDING ANY PROVISION OF THE LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP TO THE CONTRARY, TO THE EXTENT THAT ANY PROVISION THEREOF IS INCONSISTENT WITH ANY NON-WAIVABLE PROVISION OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE (6 DEL C. § 8-101, ET. SEQ.) (THE “UCC”), SUCH PROVISION OF ARTICLE 8 OF THE UCC SHALL BE CONTROLLING. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG THE PARTNERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRIT-TEN REQUEST TO THE SECRETARY OF THE GENERAL PARTNER OF THE PARTNERSHIP.”

(d) This Section 3.9 shall not be amended, and any purported amendment to this Section 3.9 shall not take effect, until the earlier to occur of (i) all outstanding Interest Certificates are surrendered to the Partnership for cancellation or (ii) the termination of the Pledge Agreement in accordance with its terms.

2. Continued Effectiveness of Original Agreement. Except as specifically amended by this Amendment, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof and is hereby ratified and confirmed in all respects.

3. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Partners have executed this Amendment effective as of the date set forth above.

GENERAL PARTNER:	Cheniere Pipeline GP Interests, LLC

	By:	/s/ Stanley C. Horton
	Name:	Stanley C. Horton
	Title:	Chief Executive Officer

LIMITED PARTNER:	Grand Cheniere Pipeline, LLC

	By:	/s/ Stanley C. Horton
	Name:	Stanley C. Horton
	Title:	Chief Executive Officer

Exhibit D

Form of Interest Certificate

EACH INTEREST IN THE PARTNERSHIP SHALL CONSTITUTE AND SHALL REMAIN A “SECURITY” (A) WITHIN THE MEANING OF (I) SECTION 8-102(AX15) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATES OF DELAWARE AND NEW YORK AND (II) TO THE EXTENT PERMITTED UNDER APPLICABLE LAWS, THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995 AND (B) GOVERNED BY ARTICLE (OR CHAPTER) 8 OF ANY SUCH UNIFORM COMMERCIAL CODE APPLICABLE THERETO. NOTWITHSTANDING ANY PROVISION OF THE LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP TO THE CONTRARY, TO THE EXTENT THAT ANY PROVISION THEREOF IS INCONSISTENT WITH ANY NON-WAIVABLE PROVISION OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE (6 DEL C. § 8-101, ET. SEQ.) (THE “UCC”), SUCH PROVISION OF ARTICLE 8 OF THE UCC SHALL BE CONTROLLING. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG THE PARTNERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE GENERAL PARTNER OF THE PARTNERSHIP.

Formed under the laws of the State of Delaware as a limited partnership on March 31, 2006

Cert. No.	Percentage of Interests *** %***

CHENIERE CREOLE TRAIL PIPELINE. L.P.

THIS CERTIFIES THAT

is the registered holder (the “Holder”) of                % (             percent) of the

Interests of CHENIERE CREOLE TRAIL PIPELINE, L.P., a Delaware limited partnership (the “Partnership”), transferable only on the books and records of the Partnership by the holder hereof and otherwise in accordance with the Agreement (as hereinafter defined) upon surrender of this Certificate properly endorsed. The rights, powers, preferences, restrictions and limitations of the Interests are set forth in, and this Certificate and the Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement of Limited Partnership of the Partnership, as the same may be amended or restated from time to time (the “Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the said Partnership has caused this Certificate to be signed by the duly authorized signatory of its general partner this                  day of, 20        .

Cheniere Creole Trail Pipeline, L.P.

By:	Cheniere Pipeline GP Interests, LLC,
its general partner

By:
Name:
Title: